UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 1, 2026

ESAB Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-41297	87-0923837
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

909 Rose Avenue, 8th Floor
North Bethesda, MD 20852
(Address of Principal Executive Offices) (Zip Code)

(301) 323-9099
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ESAB	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On June 1, 2026, ESAB Corporation (the “Company” or “ESAB”) completed its previously announced acquisition of Eddyfi Holding Inc., a corporation incorporated under the laws of the Province of Québec (“Eddyfi”), and certain related entities (such transaction, the “Acquisition”). Pursuant to the terms of a Share Purchase Agreement (as amended, the “Purchase Agreement”) with the vendors party thereto and certain holding companies affiliated with certain of the vendors (the “Holdcos”), 9559-2796 Québec Inc., a corporation governed by the laws of the Province of Québec and a wholly owned indirect subsidiary of the Company (the “Purchaser”), acquired all of the issued and outstanding shares of Eddyfi from the vendors for cash equal to $1.45 billion, subject to customary purchase price adjustments set forth in the Purchase Agreement relating to cash, indebtedness, transaction expenses, and net working capital of Eddyfi, its subsidiaries and the Holdcos as of the closing of the Acquisition.

The Company financed the Acquisition of Eddyfi with cash on hand, proceeds from the recent offering of 5.625% senior notes due 2031 and the private placements of Series A Mandatory Convertible Preferred Stock and Common Stock described in Item 3.02 below.

The foregoing description of the Purchase Agreement and the transactions contemplated thereby is only a summary and is qualified in its entirety by reference to the complete text of the Purchase Agreement, which is filed as Exhibit 2.1 hereto.

Item 3.02.	Unregistered Sales of Equity Securities.

On June 1, 2026, substantially concurrently with the closing of the Acquisition, the Company completed the previously announced private placements of (i) 175,000 shares (the “Preferred Shares”) of its 6.50% Series A Mandatory Convertible Preferred Stock, par value $0.001 per share, pursuant to that certain Preferred Stock Purchase Agreement dated February 2, 2026, between the Company and certain institutional investors thereto for aggregate gross proceeds of approximately $175.0 million and (ii) 1,254,255 shares (the “Common Shares”) of its common stock, par value $0.001 per share (the “Common Stock”), in accordance with that certain Common Stock Purchase Agreement dated February 2, 2026 between the Company and certain institutional investors thereto for aggregate gross proceeds of approximately $143.0 million. The information set forth in “Item 5.03 - Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year” is incorporated by reference into this Item 3.02. The Preferred Shares and the Common Shares were issued and sold in separate private placements in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). The issuance of Common Stock upon conversion of the Preferred Shares is expected to be exempt from registration pursuant to Section 3(a)(9) of the Securities Act. The Preferred Shares, shares of the Common Stock issuable upon conversion of the Preferred Shares and the Common Shares will not be registered under the Securities Act or applicable state securities laws, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act.

Item 3.03.	Material Modification to Rights of Security Holders.

The information set forth in “Item 5.03 - Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year” is incorporated by reference into this Item 3.03.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 1, 2026, the Company filed the Certificate of Designations with the Delaware Secretary of State to establish the preferences, limitations and relative rights of its 6.50% Series A Mandatory Convertible Preferred Stock (the “Series A Mandatory Convertible Preferred Stock”), which became effective upon filing.

The Series A Mandatory Convertible Preferred Stock does not have a maturity date but will mandatorily convert into shares of the Company’s Common Stock on the mandatory conversion date, approximately three years after the initial issue date. Cumulative cash dividends on the Series A Mandatory Convertible Preferred Stock will be payable at a rate of 6.50% per annum (equivalent to $65.00 per annum per share), quarterly in arrears, when, as and if declared by the Company’s board of directors. Dividends will accumulate from the most recent date on which dividends have been paid or, if no dividends have been paid, from the initial issue date.

Each share of the Series A Mandatory Convertible Preferred Stock has a liquidation preference of $1,000 per share, plus accumulated but unpaid dividends, and will automatically convert on the mandatory conversion date into between 7.1806 shares (the “Minimum Conversion Rate”) and 8.2576 shares (the “Maximum Conversion Rate”) of the Company’s Common Stock per share, depending on the Applicable Market Value of the common stock during the Settlement Period (each as defined in the Certificate of Designations). The conversion rates will be subject to certain customary anti-dilution adjustments. Prior to the mandatory conversion date, holders may elect to convert at any time at the Minimum Conversion Rate, subject to adjustment for any accumulated and unpaid dividends that have not been declared. The Series A Mandatory Convertible Preferred Stock may not be redeemed by the Company (other than in limited circumstances relating to HSR Act compliance). If a “Fundamental Change” occurs, holders will have the right to convert at an increased Fundamental Change Conversion Rate and to receive a Fundamental Change Dividend Make-whole Amount (each as defined in the Certificate of Designations) equal to the present value of all remaining scheduled dividend payments, discounted at 6.50% per annum.

The above description of the Series A Mandatory Convertible Preferred Stock Certificate of Designations is a summary and is qualified by reference to the full text of the Series A Mandatory Convertible Preferred Stock Certificate of Designations, which is attached hereto as Exhibit 3.1 and incorporated herein by reference. A specimen certificate representing the Series A Mandatory Convertible Preferred Stock is attached hereto as Exhibit 4.1 and is incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.

On June 2, 2026, the Company issued a press release announcing the completion of the acquisition of Eddyfi. A copy of the press release is attached hereto as Exhibit 99.1.

The information contained under this Item 7.01 in this Current Report on Form 8-K, including the information included in Exhibit 99.1 hereto, is being furnished and, as a result, such information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, regardless of any general incorporation language in such filing.

Item 8.01.	Other Events.

On June 1, 2026, the Company and the purchasers of the Common Shares entered into a Registration Rights Agreement (the “Common Stock Registration Rights Agreement”), pursuant to which the Company agreed to file a registration statement with the SEC within 30 calendar days following the Closing Date for purposes of registering the resale of the Common Shares and to use its commercially reasonable efforts to have such registration statement declared effective no later than 30 calendar days following the Closing Date (or, in the event the SEC reviews and has written comments on such registration statement, 90 calendar days following the Closing Date). The Company agreed to keep such registration statement continuously effective until the earlier of (i) three years from the Closing Date and (ii) the date that all Common Shares covered by such registration statement have been sold thereunder or pursuant to Rule 144 without any limitation as to volume or manner of sale and without the need for current public information required by Rule 144(c)(1) under the Securities Act.

On June 1, 2026, the Company and the purchasers of the Preferred Shares also entered into a Registration Rights Agreement (the “MCP Registration Rights Agreement” and, together with the Common Stock Registration Rights Agreement, the “Registration Rights Agreements”), pursuant to which the Company agreed that if, following one year after the Closing Date (the “Resale Restriction Termination Date”), holders of the shares of Common Stock issuable upon conversion of the Series A Mandatory Convertible Preferred Stock (the “Conversion Shares”) are unable to sell such Conversion Shares pursuant to Rule 144 under the Securities Act, the Company will file a registration statement with the SEC within five business days of receiving a DTC Transfer Notice (or, if earlier, within 121 days following the Resale Restriction Termination Date) for purposes of registering the resale of such Conversion Shares. The Company agreed to use its commercially reasonable efforts to have such registration statement declared effective no later than 120 calendar days following the Resale Restriction Termination Date (or, in the event the SEC reviews and has written comments on such registration statement, 180 calendar days following the Resale Restriction Termination Date). The Company agreed to keep such registration statement continuously effective until the earlier of (i) when the Conversion Shares cease to be “Registrable Securities” (as defined in the MCP Registration Rights Agreement) and (ii) the 30th day following the first day on which no Series A Mandatory Convertible Preferred Stock is outstanding.

The foregoing descriptions of the Registration Rights Agreements do not purport to be complete and are qualified in their entirety by reference to the Common Stock Registration Rights Agreement and the MCP Registration Rights Agreement filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

The financial statements required by this item are not being filed herewith. They will be filed with the Securities and Exchange Commission by amendment as soon as practicable, but not later than 71 days after the date on which this Current Report on Form 8-K is required to be filed.

(b) Pro Forma Financial Information.

The pro forma financial information required by this item is not being filed herewith. It will be filed with the Securities and Exchange Commission by amendment as soon as practicable, but no later than 71 days after the date on which this Current Report on Form 8-K is required to be filed.

(d) Exhibits.

Exhibit Number	Description
2.1	Share Purchase Agreement, dated January 31, 2026, by and among the Purchaser, the Vendors, the Vendors’ Representatives, the Company, as a guarantor of the Purchaser, and certain other parties thereto (incorporated by reference herein to Exhibit 2.1 to the Company’s Form 8-K filed on February 2, 2026).
3.1	Certificate of Designations of Preferences, Rights and Limitations of Series A Mandatory Convertible Preferred Stock of ESAB Corporation filed on June 1, 2026.
4.1	Certificate of Series A Mandatory Convertible Preferred Stock.
10.1	Registration Rights Agreement among the Company and purchasers of Common Shares.
10.2	Registration Rights Agreement among the Company and purchasers of Series A Mandatory Convertible Preferred Stock.
99.1	ESAB Corporation press release, dated June 2, 2026.
104	Cover Page Interactive Data File, formatted in Inline XBRL, and included as Exhibit 101.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: June 2, 2026

ESAB CORPORATION

By:	/s/ R. Brent Jones
	Name:	R. Brent Jones
	Title:	Executive Vice President, Chief Financial Officer

4